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                                                                      EXHIBIT 5



                               [FORD LETTERHEAD]





                                                               November 13, 1998


Ford Motor Company
The American Road
Dearborn, Michigan  48121

Ladies and Gentlemen:

     This will refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Ford Motor Company (the "Company") on or about the date hereof with the United States Securities and Exchange Commission (the "Commission") pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), with respect to the proposed sale by certain of the Company's stockholders of up to 10,000,000 shares of the Company's common stock (the "Shares").

     As an Assistant General Counsel and the Secretary of the Company, I am familiar with the Restated Certificate of Incorporation and the By-Laws and with the affairs of the Company. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

     Based on the foregoing, it is my opinion that:

     1. The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

     2. When the Shares have been duly executed, authenticated, completed, issued and delivered against receipt of consideration therefor at least equal to the par value of the Shares and determined to be adequate by the Company's Board of Directors or a committee thereof, the Shares will thereupon be validly issued, fully paid and nonassessable.

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     I hereby consent to the use of this opinion as Exhibit 5 to the
Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.


                                            Very truly yours,

                                            /s/ John M. Rintamaki

                                            John M. Rintamaki
                                            Assistant General Counsel
                                             and Secretary